EXHIBIT 10.1
$300,000,000
MARINER ENERGY, INC.
7 1/2% Senior Notes due 2013
PURCHASE AGREEMENT
April 19, 2006
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
BNP Paribas Securities Corp.
Harris Nesbitt Corp.
Raymond James & Associates, Inc.
Wedbush Morgan Securities Inc.
c/o Lehman Brothers Inc.
745 Seventh Avenue, Third Floor
New York, NY 10019
Ladies and Gentlemen:
     Mariner Energy, Inc., a Delaware corporation (the “Company”), proposes, upon the terms and considerations set forth herein, to issue and sell to you, as the initial purchasers (the “Initial Purchasers”), $300,000,000 in aggregate principal amount of its 7 1/2% senior notes due 2013 (the “Notes”). The Notes will (i) have terms and provisions that are summarized in the Pricing Disclosure Package and the Final Offering Memorandum (as such terms are defined below) and (ii) are to be issued pursuant to an indenture (the “Indenture”) to be entered into among the Company, the Guarantors (as defined below) and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The Company’s obligations under the Notes, including the due and punctual payment of interest on the Notes, will be unconditionally guaranteed (the “Guarantees”) by Mariner LP LLC, a Delaware limited liability company, Mariner Energy Resources, Inc., a Delaware corporation, and Mariner Energy Texas LP, a Delaware limited partnership, (together the “Guarantors”). As used herein, the term “Notes” shall include the Guarantees, unless the context otherwise requires. This is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.
     1. Preliminary Offering Memorandum and Final Offering Memorandum. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption pursuant to Section 4(2) under the Act. The Company and the Guarantors have prepared a preliminary offering memorandum, dated April 10, 2006 (the “Preliminary Offering Memorandum”), a pricing supplement thereto dated the date hereof (the “Pricing Supplement”), and an offering memorandum, dated April 19, 2006 (the “Final Offering Memorandum”, setting forth information regarding the Company, the Guarantors, the Notes, and the Exchange Notes (as defined herein), the Guarantees and the Exchange Guarantees (as defined herein). The Company and the Guarantors hereby confirm that they have authorized the use of the Preliminary Offering Memorandum, the Pricing Supplement, the Final Offering Memorandum, and any amendments or supplements thereto required pursuant to this Agreement, in connection with the offering and resale of the Notes by the Initial Purchasers.
     As used in this Agreement, “Applicable Time” means 5:00 P.M. (New York City time) on the date of this Agreement and “Pricing Disclosure Package” means, as of the Applicable Time, the Preliminary Offering Memorandum together with the Pricing Supplement.
     As used in this Agreement, “Supplemental Offering Materials” means any “written communication” (within the meaning of the Act and the rules and regulations thereunder) prepared by or on behalf of the Company, or used or referred to by the Company, that that would reasonably be expected to constitute an offer to sell or a solicitation of an offer to buy the Notes other than the Pricing Disclosure Package and the Offering Memorandum or amendments or supplements thereto, including, without limitation, any road show relating to the Notes that would reasonably be expected to constitute such a written communication.
     It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend (along with such other legends as the Initial Purchasers and their counsel or the Company and its counsel deem necessary):
THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF MARINER ENERGY, INC. THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (V) PURSUANT TO AN EFFECTIVE

REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
     You have advised the Company that you will make offers (the “Exempt Resales”) of the Notes purchased by you hereunder on the terms set forth in the Pricing Disclosure Package, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Act (“QIBs”) and (ii) outside the United States to certain persons in offshore transactions in reliance on Regulation S under the Act (“Regulation S”). Those persons specified in clauses (i) and (ii) are referred to herein as the (“Eligible Purchasers”). You will offer the Notes to Eligible Purchasers initially at a price equal to 98.676% of the principal amount thereof. Such price may be changed at any time without notice.
     Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the exchange and registration rights agreement attached hereto as Exhibit A (the “Registration Rights Agreement”) among the Company, the Guarantors and the Initial Purchasers to be dated April 24, 2006 (the “Closing Date”), for so long as such Notes constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein, a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to the Company’s 7 1/2% senior notes due 2013 (the “Exchange Notes”) and the Guarantors’ Exchange Guarantees (the “Exchange Guarantees” to be offered in exchange for the Notes and the Guarantees (such offer to exchange being referred to as the “Exchange Offer”).
     2. Representations, Warranties and Agreements of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, represent, warrant and agree as follows:
          (a) When the Notes and Guarantees are issued and delivered pursuant to this Agreement, such Notes and Guarantees will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or that are quoted in a United States automated inter-dealer quotation system.
          (b) Neither the Company nor any of its subsidiaries is, or after giving effect to the offering and sale of the Notes and upon application of the proceeds as described under the caption “Use of Proceeds” in the Preliminary Offering Memorandum and the Final Offering Memorandum will be, an “investment company” or a company “controlled” by an

“investment company” within the meaning of the Investment Company Act of 1940, as amended.
          (c) Assuming that the Initial Purchasers’ representations and warranties in Section 3(b) are true, the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Act. No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, the Guarantors or any of their respective representatives (other than you, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Notes.
          (d) No form of general solicitation or general advertising was used by the Company, the Guarantors or any of their respective representatives (other than you, as to whom the Company and the Guarantors make no representation) with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than you, as to whom the Company and the Guarantors make no representation) has complied with and will implement the “offering restrictions” required by Rule 902.
          (e) Each of the Pricing Disclosure Package, as of the Applicable Time, and the Final Offering Memorandum, as of the Closing Date, contains all the information specified in, and meeting the requirements of Rule 144A(d)(4) under the Act.
          (f) The Pricing Disclosure Package and Final Offering Memorandum have been prepared by the Company and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Pricing Disclosure Package or the Final Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or any of the Guarantors, is contemplated.
          (g) None of the Pricing Disclosure Package or any individual Supplemental Offering Materials, when considered together with the Pricing Disclosure Package, as of the Applicable Time, or the Final Offering Memorandum as of the Closing Date, contains or will at any time contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Pricing Disclosure Package or the Final Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.

          (h) The Company and each of the Guarantors has been duly incorporated or formed and are validly existing as corporations, limited liability companies or limited partnerships, as applicable, in good standing under the laws of their respective jurisdictions of incorporation or formation, are duly qualified to do business and are in good standing as foreign corporations, limited liability companies or limited partnerships in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (except such failures to qualify that would not reasonably be expected to constitute, either individually or in the aggregate, a material adverse change, or any development involving a material adverse change, in or affecting the management, condition, financial or otherwise, stockholders’ equity, results of operations or business of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”)), and have all requisite corporate, limited liability company or partnership power and authority, as applicable, necessary to own or hold their respective properties and to conduct the businesses in which they are engaged as described in the Preliminary Offering Memorandum in all material respects; and there are no subsidiaries of the Company other than the Guarantors.
          (i) The Company has an authorized capitalization as set forth in the Preliminary Offering Memorandum and the Final Offering Memorandum, there is no other class of equity securities of the Company issued or outstanding, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; all of the issued partnership interests, limited liability company interests or shares of capital stock, as applicable, of each Guarantor have been duly authorized and validly issued in accordance with the organizational documents of such Guarantor, and are (except for general partner interests) fully paid (to the extent required under such Guarantor’s organizational documents) and non-assessable, except as such non-assessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”); all shares of capital stock, limited liability company interests or limited partnership interests (except for directors’ qualifying shares or interests) of the Guarantors are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than as described in the Preliminary Offering Memorandum.
          (j) The Company and each Guarantor have all requisite corporate, limited liability company or partnership power and authority, as applicable, to enter into the Indenture. The Indenture has been duly and validly authorized by the Company and the Guarantors, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), by public policy, by applicable law relating to indemnification and contribution and by an implied covenant of good faith and fair dealing; no qualification of the Indenture under the Trust Indenture Act of 1939 (the “TIA”) is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales; and the Indenture conforms in all material respects to the requirements of the TIA and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

          (k) On the Closing Date, the Indenture will conform to the description thereof in the Pricing Disclosure Package and the Final Offering Memorandum.
          (l) The Company has all requisite corporate power and authority to issue and sell the Notes. The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered, and will constitute valid and binding obligations of the Company and each Guarantor, as guarantor, entitled to the benefits of the Indenture, enforceable against the Company and each Guarantor, as guarantor, in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), by public policy, by applicable law relating to indemnification and contribution and by an implied covenant of good faith and fair dealing.
          (m) On the Closing Date, the Notes will conform to the description thereof in the Pricing Disclosure Package and the Final Offering Memorandum.
          (n) The Company has all requisite corporate power and authority to issue the Exchange Notes. The Exchange Notes have been duly and validly authorized by the Company and if and when duly issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company and each Guarantor, as guarantor, entitled to the benefits of the Indenture, enforceable against the Company and each Guarantor, as guarantor, in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), by public policy, by applicable law relating to indemnification and contribution and by an implied covenant of good faith and fair dealing.
          (o) Each Guarantor has all requisite corporate, limited liability company or partnership power and authority, as applicable, to issue the Guarantees. The Guarantees have been duly and validly authorized by the Guarantors and when duly executed and delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Initial Purchasers contemplated by this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), by public policy, applicable law relating to indemnification and contribution and by an implied covenant of good faith and fair dealing.

          (p) On the Closing Date, the Guarantees will conform to the description thereof in the Pricing Disclosure Package and the Final Offering Memorandum.
          (q) Each Guarantor has all requisite corporate, limited liability company or partnership power and authority, as applicable, to issue the Exchange Guarantees. The Exchange Guarantees have been duly and validly authorized by the Guarantors and if and when duly executed and delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the Exchange Offer contemplated by the Registration Rights Agreement, will constitute valid and binding obligations of the Guarantors, entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), by public policy, by applicable law relating to indemnification and contribution and by an implied covenant of good faith and fair dealing.
          (r) The Company and each Guarantor have all requisite corporate, limited liability company or partnership power and authority, as applicable, to enter into the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and each Guarantor and, when executed and delivered by the Company and each Guarantor in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) will be the legally valid and binding obligation of the Company and each Guarantor in accordance with the terms thereof, enforceable against the Company and each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) by public policy, by applicable law relating to indemnification and contribution and by an implied covenant of good faith and fair dealing.
          (s) On the Closing Date, the Registration Rights Agreement will conform to the description thereof in the Pricing Disclosure Package and the Final Offering Memorandum.
          (t) The Company and each Guarantor have all requisite corporate, limited liability company or partnership power and authority, as applicable, to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.
          (u) The issue and sale of the Notes and the Guarantees and the compliance by the Company and the Guarantors with all of the provisions of the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions contemplated hereby and thereby (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound or to which any of the property or assets of the Company the Company or any of the Guarantors is subject, (ii) will not result in any violation of the provisions of the charter or by-laws, limited liability company agreement, partnership agreement or similar organizational document of the Company or any of the Guarantors or (iii) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Guarantors or any of their properties or assets; except, in the case of clauses (i) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing, registration or qualification with any such court or governmental agency or body having jurisdiction over the Company or any Guarantor or any of their respective properties is required for the issue and sale of the Notes and the Guarantees or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except with respect to the Exchange Notes under the Act and applicable state securities laws as contemplated by the Registration Rights Agreement and except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers.
          (v) There are no contracts, agreements or understandings between the Company, any Guarantor and any person granting such person the right to require the Company or any Guarantor to file a registration statement under the Act with respect to any securities of the Company or any Guarantor (other than the Registration Rights Agreement, the Agreement and Plan of Merger dated as of September 9, 2005 among Forest Oil Corporation, SML Wellhead Corporation, the Company and MEI Sub, Inc., and the Registration Rights Agreement dated as of March 11, 2005 among the Company and each of the investors identified therein) owned or to be owned by such person or to require the Company or any Guarantor to include such securities in the securities registered pursuant to the Registration Rights Agreement or in any securities being registered pursuant to any other registration statement filed by the Company or any Guarantor under the Act.
          (w) During the six-month period preceding the date of the Final Offering Memorandum, none of the Company, the Guarantors or any other person acting on behalf of the Company or any Guarantor has offered or sold to any person any Notes or Guarantees, or any securities of the same or a similar class as the Notes or Guarantees, other than Notes or Guarantees offered or sold to the Initial Purchasers hereunder. The Company and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act), of any Notes or any substantially similar security issued by the Company or any Guarantor, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Company by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act; including any sales pursuant to Rule 144A under, or Regulations D or S of, the Act.

          (x) Neither the Company nor any of the Guarantors has sustained, since the date of the latest audited financial statements included in the Preliminary Offering Memorandum and the Final Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Preliminary Offering Memorandum or as would not be reasonably likely to result in a Material Adverse Effect; and, since such date, there has not been any material change in the stockholders’ equity or long-term debt of the Company or any Guarantor (other than issuances of restricted stock or options under the Company’s equity plans and borrowings or issuances of letters of credit under the Company’s and the Guarantors’ existing credit facility) or any Material Adverse Effect, other than as set forth or contemplated in the Preliminary Offering Memorandum.
          (y) The historical financial statements (including the related notes and supporting schedules) included in the Preliminary Offering Memorandum and the Final Offering Memorandum present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby on the basis stated therein, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except in each case as set forth or contemplated in the Preliminary Offering Memorandum.
          (z) The pro forma financial statements included in the Preliminary Offering Memorandum and the Final Offering Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the most recent Preliminary Offering Memorandum.
          (aa) Each of Deloitte & Touche LLP, who have certified certain financial statements of the Company, whose report appears in the Preliminary Offering Memorandum and who have delivered the D&T initial letter referred to in Section 7(e) hereof; and KPMG LLP, who have certified certain financial statements of Mariner Energy Resources, Inc., whose report appears in the Preliminary Offering Memorandum and the Final Offering Memorandum and who have delivered the KPMG initial letter referred to in Section 7(g) hereof, were independent registered public accountants as required by the Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”) during the periods covered by the financial statements on which they reported contained in the Preliminary Offering Memorandum.
          (bb) Ryder Scott Company, L.P. (“Ryder Scott”), whose reports are referenced in the Preliminary Offering Memorandum and the Final Offering Memorandum (collectively, the “Reserve Reports”) was, as of the date of each of the Reserve Reports, and is, as of the date hereof, an independent reserve engineer with respect to the Company and Mariner Energy Resources, Inc. No information has come to the attention of the Company or, to the Company’s knowledge, to Ryder Scott, that would reasonably be expected to cause Ryder Scott to withdraw its Reserve Reports.

          (cc) The oil and gas reserve estimates of the Company and its Subsidiaries (exclusive of the Forest Gulf of Mexico operations) contained in the Preliminary Offering Memorandum and the Final Offering Memorandum are based on estimates made in reserve reports prepared by an independent petroleum engineering firm as set forth in the Preliminary Offering Memorandum and the Final Offering Memorandum, such reserve estimates fairly reflect the oil and gas reserves of the Company and its Subsidiaries (exclusive of the Forest Gulf of Mexico operations) at the dates indicated in the Preliminary Offering Memorandum and are in accordance with the Commission guidelines applied on a consistent basis throughout the periods involved. The oil and gas reserve estimates of the Forest Gulf of Mexico operations contained in the Preliminary Offering Memorandum are based on estimates made by internal staff engineers of Forest Oil Corporation, which estimates were audited by an independent petroleum engineering firm as set forth in the Preliminary Offering Memorandum, such reserve estimates fairly reflect the oil and gas reserves of the Forest Gulf of Mexico operations at the dates indicated in the Preliminary Offering Memorandum and are in accordance with the Commission guidelines applied on a consistent basis throughout the periods involved. The information underlying the estimates described above that was supplied to Ryder Scott for the purposes of preparing the reserve report and audit referred to above, including production and costs of operation, was true and correct in all material respects on the dates such estimates were made, and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves, product price fluctuations, fluctuations of demand for such products, hurricanes, loop currents and other adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other factors disclosed in the Preliminary Offering Memorandum and the Final Offering Memorandum, the Company is not aware of any facts or circumstances that would result in a materially adverse change in the aggregate net reserves, or the present value of the future net cash flows therefrom as described in the Preliminary Offering Memorandum and the Final Offering Memorandum and as reflected in the Reserve Reports; the estimates of such reserves and present value as described in the Preliminary Offering Memorandum and the Final Offering Memorandum and reflected in the Reserve Report referenced therein have been prepared in a manner that complies with the applicable requirements of the rules under the Act with respect to proved reserves.
          (dd) The Company or the subsidiaries have legal, valid and defensible title to substantially all the interests in oil and gas properties underlying the Company’s estimates of its net proved reserves contained in the Preliminary Offering Memorandum and the Final Offering Memorandum and to substantially all other real and personal property reflected in the Preliminary Offering Memorandum and the Final Offering Memorandum as assets owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Preliminary Offering Memorandum or as would not be reasonably expected to have a Material Adverse Effect; and any other real property and buildings held under lease by the Company or the subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries; and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases, options to lease, drilling rights and concessions or other property interests was generally consistent with standard industry practices in the areas in which the Company operates for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.
          (ee) The Company and each of the Guarantors carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.
          (ff) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, is reasonably likely to have a Material Adverse Effect, and to the knowledge of the Company and each Guarantor, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
          (gg) There are no contracts or other documents that would be required to be filed as exhibits to a Company registration statement pursuant to Item 601(10) of Regulation S-K that have not been described in the Preliminary Offering Memorandum.
          (hh) No relationship, direct or indirect, that would be required to be described in a Company registration statement pursuant to Item 404 of Regulation S-K, exists between or among the Company or any Guarantor on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, or any Guarantor on the other hand, that has not been described in the Preliminary Offering Memorandum.
          (ii) No labor dispute by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of its subsidiaries, is imminent that in either case would reasonably be expected to have a Material Adverse Effect.
          (jj) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Guarantor would have any liability; neither the Company nor any Guarantor has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Guarantor would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
          (kk) The Company and each Guarantor has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon (other than those which are being contested in good faith or which, if not paid, would not reasonably be expected to have a Material Adverse Effect), and no tax deficiency has been determined adversely to the Company or any of the Guarantors that has had (nor does the

Company or any Guarantor have any knowledge of any tax deficiency that, if determined adversely to the Company or any of the Guarantors would reasonably be expected to have) a Material Adverse Effect.
          (ll) Since the latest date as of which information is given in the Preliminary Offering Memorandum through the date hereof, and except as may otherwise be disclosed in the Preliminary Offering Memorandum, neither the Company nor any Guarantor has (i) issued or granted any securities (other than issuances of restricted stock or options under the Company’s equity plans), (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.
          (mm) Neither the Company nor any of the Guarantors (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain or maintain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect.
          (nn) Except as disclosed in the Preliminary Offering Memorandum, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
          (oo) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes or Exchange Notes.
          (pp) Except as described in the Preliminary Offering Memorandum and except as would not in the aggregate reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of the Subsidiaries has received any notice that has not been resolved alleging that it is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, pertaining to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations pertaining to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings under any Environmental Law against the Company, or any of the Subsidiaries, and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries pertaining to Hazardous Materials or under any Environmental Laws.
          (qq) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.
          (rr) The statements set forth in the Preliminary Offering Memorandum and the Final Offering Memorandum under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Indenture, Notes, the Guarantees and the Registration Rights Agreement and under the captions “Certain Relationships and Related Transactions,” “Description of Existing Indebtedness,” “Management,” “Business—Forest Gulf of Mexico Merger,” “Business—Royalty Relief,” “Business—Regulation,” “Notice to Investors,” “Certain United States Federal Income Tax Considerations,” and “Plan of Distribution,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.
          (ss) Prior to the date hereof, neither the Company, the Guarantors nor any of their respective affiliates nor any person acting on its or their behalf (other than you, as to whom the Company and the Guarantors make no representation) has taken any action that is designed to or that has constituted or that might reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Notes.
          (tt) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act.
          (uu) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; (ii) have been evaluated for effectiveness as of the end of the period covered by the Company’s most recent annual or quarterly report; and (iii) are effective in all material respects to perform the functions for which they were established.
          (vv) The Company and each Guarantor makes and keeps accurate books and records and has devised and maintained a system of internal accounting controls which it believes is sufficient to provide reasonable assurances that (i) all material transactions are executed in accordance with its management’s general or specific authorization, (ii) all transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for its assets, (iii) access to its property and assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for items is compared with the actual levels thereof at reasonable intervals and appropriate action is taken with respect to any variances.
          (ww) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
          (xx) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
          (yy) At the time the Exchange Notes are issued pursuant to the Exchange Offer Registration Statement, the Company will be in compliance in all material respects with applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
     3. Purchase of the Notes by the Initial Purchasers, Agreements to Sell, Purchase and Resell. The Company and the Guarantors, jointly and severally hereby agree, on the basis of the representations, warranties and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 96.176% of the principal amount thereof, the principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Company and the Guarantors shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the Notes to be purchased as provided herein.
          Each of the Initial Purchasers, severally and not jointly hereby represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package. Each of the Initial Purchasers

hereby represents and warrants to, and agrees with, the Company that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package; and (iv) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) and will not engage in any directed selling efforts within the meaning of Rule 902 under the Act, in connection with the offering of the Notes. The Initial Purchasers have advised the Company that they will offer the Notes to Eligible Purchasers at a price initially equal to 98.676% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchasers at any time without notice.
          Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c) and 7(d) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and the Initial Purchasers hereby consent to such reliance.
     4. Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Notes shall be made at the office of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002 at 9:00 A.M., New York City time, on the Closing Date. The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.
          The Notes will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and/or by additional definitive securities, and will be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date. The Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day preceding the Closing Date.
     5. Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally agree with each of the Initial Purchasers as follows:

          (a) The Company and the Guarantors will furnish to the Initial Purchasers, without charge, such number of copies of the Preliminary Offering Memorandum, the Pricing Supplement and the Final Offering Memorandum, as may then be amended or supplemented, as they may reasonably request.
          (b) The Company and the Guarantors will not make any amendment or supplement to the Preliminary Offering Memorandum, the Pricing Supplement or the Final Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.
          (c) The Company and the Guarantors will not make any offer relating to the Notes with any Supplemental Offering Materials without the prior written consent of the Initial Purchasers.
          (d) The Company and each of the Guarantors consent to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by dealers, prior to the date of the Final Offering Memorandum, of each Preliminary Offering Memorandum and the Pricing Supplement so furnished by the Company and the Guarantors. The Company and each of the Guarantors consent to the use of the Final Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.
          (e) If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company, any of the Guarantors or in the opinion of counsel for the Initial Purchasers, should be set forth in the Preliminary Offering Memorandum, the Pricing Supplement or the Final Offering Memorandum so that the Preliminary Offering Memorandum, the Pricing Supplement or the Final Offering Memorandum, as the case may be, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Preliminary Offering Memorandum, the Pricing Supplement or the Final Offering Memorandum in order to comply with any law, the Company and the Guarantors will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.
          (f) The Company and each of the Guarantors will cooperate with the Initial Purchasers and with their counsel in connection with the qualification of the Notes for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably designate and will cooperate in the filing of such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided, that in no event shall the Company or any of the Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

          (g) For a period of 90 days from the date of the Final Offering Memorandum, the Company and the Guarantors agree not to, directly or indirectly, sell, offer to sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or would reasonably be expected to, result in the disposition in the future of), any debt securities of the Company, the Guarantors or any of their respective subsidiaries, except (i) in exchange for the Exchange Notes and the Exchange Guarantees in connection with the Exchange Offer or (ii) with the prior consent of Lehman Brothers Inc.
          (h) For a period of two years following the Effective Date, to furnish to the Initial Purchasers copies of all materials furnished by the Company to its stockholders and holders of the Notes and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Company’s common stock or Notes may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder, provided that any publicly available document shall be deemed to comply with the above delivery requirements with respect to such document.
          (i) The Company and the Guarantors will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Final Offering Memorandum under the caption “Use of Proceeds.”
          (j) Except as stated in this Agreement and in the Preliminary Offering Memorandum or the Final Offering Memorandum, neither the Company, the Guarantors nor any of their respective affiliates has taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or any of the Guarantors to facilitate the sale or resale of the Notes and the Guarantees. Except as permitted by the Act, the Company and the Guarantors will not distribute any offering material in connection with the Exempt Resales.
          (k) The Company and the Guarantors will use their commercially reasonable efforts to permit the Notes to be designated Private Offerings, Resales and Trading through Automated Linkages (PORTAL) MarketSM (the “PORTAL MarketSM”) securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL MarketSM and to permit the Notes to be eligible for clearance and settlement through DTC.
          (l) During the period of two years after the Closing Date, the Company and the Guarantors will not, and will not permit any of their “affiliates” (as defined in Rule 144 under the Act), to, resell any of the Notes that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
          (m) The Company and the Guarantors agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes.

          (n) The Company and the Guarantors agree to comply with all the terms and conditions of the Registration Rights Agreement and all agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for “book entry” transfer.
          (o) The Company and the Guarantors will take such steps as shall be necessary to ensure that neither the Company nor any of the Company’s subsidiaries becomes an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended.
          (p) The Company and the Guarantors will do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Notes.
     6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company and the Guarantors, jointly and severally, agree, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Supplement and the Final Offering Memorandum, (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company’s accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection therewith); (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of your counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements (such legal fees and disbursements not to exceed $5,000 in the aggregate) incurred in connection with the preparation, printing and delivery of such Blue Sky Memoranda); (iii) the issuance and delivery by the Company of the Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (iv) the qualification of the Notes and Exchange Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification); (v) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Supplement and the Final Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (vii) the application for quotation of the Notes in the PORTAL MarketSM (including all disbursements and listing fees); (viii) the approval of the Notes by DTC for “book-entry” transfer (including fees and expenses of counsel); (ix) the rating of the Notes and the Exchange Notes; (x) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture, the Notes, the Guarantees, the Exchange Notes; and the Exchange Guarantees; (xi) the performance by the Company and the Guarantors of their other obligations under this Agreement; and (xii) all travel expenses (including expenses related to chartered aircraft) of each Initial Purchaser and the Company’s officers and employees and any other expenses of each Initial Purchaser and the Company in connection with attending or hosting meetings with prospective purchasers of the Notes.
     7. Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:
          (a) The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Preliminary Offering Memorandum, the Pricing Supplement or the Final Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact that, in the opinion of Akin Gump Strauss Hauer & Feld LLP, is material or omits to state a fact that, in the opinion of such counsel, is material and is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Registration Rights Agreement, the Indenture, the Pricing Disclosure Package, the Final Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
          (c) Baker Botts L.L.P. shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit B hereto.
          (d) The Initial Purchasers shall have received from Akin Gump Strauss Hauer & Feld LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Preliminary Offering Memorandum, the Pricing Supplement, the Final Offering Memorandum, and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.
          (e) At the time of execution of this Agreement, the Initial Purchasers shall have received from Deloitte & Touche LLP letters, in form and substance reasonably satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent registered public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Offering Memorandum and the Final Offering Memorandum, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to such financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
          (f) With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “D&T initial letter”), the Company shall have furnished to the Initial Purchasers a bring-down letter of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent registered public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Offering Memorandum and the Final Offering Memorandum, as of a date not more than three days prior to the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the D&T initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the D&T initial letter.
          (g) At the time of execution of this Agreement, the Initial Purchasers shall have received from KPMG LLP a letter, in form and substance reasonably satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent registered public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission with respect to Forest Oil Corporation and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Offering Memorandum and the Final Offering Memorandum, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to such financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
          (h) With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “KPMG initial letter”), the Company shall have furnished to the Initial Purchasers a bring-down letter of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent registered public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission with respect to Forest Oil Corporation, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Offering Memorandum and the Final Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the KPMG initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the KPMG initial letter.

          (i) The Company shall have furnished to the Initial Purchasers letters of Ryder Scott, addressed to the Initial Purchasers and dated the date hereof and the Closing Date, confirming that they are independent petroleum engineers with respect to the Company, and stating, as of the date of such letter, the conclusions and findings of such firm with respect to the information and other matters covered by their letter delivered to the Initial Purchasers concurrently with the execution of this Agreement and confirming in all material respects the conclusions and findings set forth in such prior letter.
          (j) Neither the Company nor any of the Guarantors shall have sustained, since the date of the latest audited financial statements included in the Preliminary Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Preliminary Offering Memorandum; and, since such date, there shall not have been any change in the stockholders’ equity (other than issuances of restricted stock to employees, directors or consultants of the Company or any Guarantor) or long-term debt (other than borrowings or issuances of letters of credit under the Company’s and the Guarantors’ existing credit facility) of the Company or any of the Guarantors or material adverse change, or any development involving a prospective material adverse change, in or affecting the management, condition, financial or otherwise, stockholders’ equity, results of operations, business or prospects of the Company and the Guarantors, taken as a whole.
          (k) The Company and each of the Guarantors shall have furnished or caused to be furnished to the Initial Purchasers on the Closing Date certificates of officers of the Company and each of the Guarantors reasonably satisfactory to the Initial Purchasers as to the accuracy of the representations and warranties of the Company and each of the Guarantors herein at and as of the Closing Date, as to the performance by the Company and each Guarantors of all of their obligations hereunder to be performed at or prior to the Closing Date and as to such other matters as Lehman Brothers Inc. may reasonably request.
          (l) The Notes shall have been designated for trading on the PORTAL MarketSM.
          (m) The Company and the Guarantors shall have executed and delivered the Registration Rights Agreement, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Guarantors.
          (n) The Company, the Guarantors and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company, the Guarantors and the Trustee.
          (o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, has been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a material disruption in securities settlement, payment or clearance services in the United States; (iii) a banking moratorium has been declared by Federal or state authorities; (iv) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of Lehman Brothers Inc., the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes; (v) the occurrence of any other calamity, crisis (including without limitation as a result of terrorist activities), or material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of Lehman Brothers Inc., impracticable or inadvisable to proceed with offering or delivery of the Notes being delivered on the Closing Date or that, in the reasonable judgment of Lehman Brothers Inc., would materially and adversely affect the financial markets or the markets for the Notes and other debt securities or (vi) any downgrading in the rating accorded the Notes by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes (other than an announcement with positive implications of a possible upgrading).
          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.
     8. Indemnification and Contribution.
          (a) The Company and each Guarantor, hereby agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Pricing Disclosure Package, the Final Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by the Company or any Guarantor (or based upon any written information furnished by the Company or any Guarantor) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (C) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in the Pricing Disclosure Package, the Final Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Guarantors shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package, the Final Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Initial Purchasers by or on behalf of any Initial Purchaser specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability that the Company or the Guarantors may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.
          (b) Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, each Guarantor, their respective officers and employees, each of their respective directors, and each person, if any, who controls the Company or any Guarantor within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Pricing Disclosure Package, the Final Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky Application, or (C) in any Marketing Materials or (ii) the omission or alleged omission to state in the Pricing Disclosure Package, the Final Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by or on behalf of that Initial Purchaser specifically for inclusion therein, and shall reimburse the Company, any Guarantor and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company, any Guarantor or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Initial

Purchaser may otherwise have to the Company, any Guarantor or any such director, officer, employee or controlling person.
          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company or any Guarantor under this Section 8 if, in the reasonable judgment of the Initial Purchasers, it is advisable for the Initial Purchasers and those directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company or any Guarantor. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
          (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantors and information supplied by the Company shall also be deemed to have been supplied by the Guarantors. The Company, the Guarantors, and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Notes exceeds the amount of any damages that such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.
          (e) The Initial Purchasers severally confirm and the Company and the Guarantors acknowledge that the statements with respect to the offering of the Notes by the Initial Purchasers set forth on the second to last paragraph on the front cover of the Final Offering Memorandum and in the section entitled “Plan of Distribution” in the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company or any Guarantor by or on behalf of the Initial Purchasers specifically for inclusion in Preliminary Offering Memorandum or the Final Offering Memorandum.

     9. Defaulting Initial Purchasers. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Notes that the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date in the respective proportions that the number of Notes set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule I hereto bears to the total number of Notes set opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule I hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on the Closing Date if the total number of Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 9.09% of the total number of Notes to be purchased on the Closing Date, and any remaining non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the number of Notes that it agreed to purchase on the Closing Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other Initial Purchasers reasonably satisfactory to the Initial Purchasers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Notes to be purchased on the Closing Date. If the remaining Initial Purchasers or other Initial Purchasers reasonably satisfactory to the Initial Purchasers do not elect to purchase the Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company or the Guarantors, except that the Company and the Guarantors will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11.
          Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any Guarantor for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, either the remaining Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Final Offering Memorandum or in any other document or arrangement.
     10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(j) or 7(o) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.
     11. Reimbursement of Initial Purchasers’ Expenses. If the Company fails to tender the Notes for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company or any Guarantor to perform any agreement on their part to be performed, or because any other condition of the obligations hereunder required to be fulfilled by the Company or any Guarantor is not fulfilled, the Company and the Guarantors shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company and the Guarantors shall pay the full amount thereof to Lehman Brothers Inc. for the benefit of the Initial Purchasers.

     12. Research Independence. The Company and the Guarantors acknowledge that the Initial Purchasers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Initial Purchasers’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and/or any Guarantor may have against any Initial Purchaser with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or any of the Guarantors by the investment banking division of any such Initial Purchaser. The Company and the Guarantors acknowledge that each of the Initial Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.
     13. No fiduciary duty. The Company and the Guarantors acknowledge and agree that in connection with this offering, sale of the Notes or any other services the Initial Purchaser may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (i) no fiduciary or agency relationship between the Company and/or any of the Guarantors and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (ii) the Initial Purchasers are not acting as advisors, expert or otherwise, to the Company or any of the Guarantors in connection with the offering contemplated hereby, including, without limitation, with respect to the determination of the offering price of the Notes, and such relationship between the Company and/or any of the Guarantors, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Initial Purchasers may have to the Company and/or any of the Guarantors shall be limited to those duties and obligations specifically stated herein; and (iv) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Company and the Guarantors. The Company and the Guarantors hereby waive any claims that the Company and/or any of the Guarantors may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the offering of the Notes.
     14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
          (a) if to any Initial Purchaser, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: (212) 526-0943), with a copy to Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana, 44th Floor, Houston, Texas 77002, Attention: J. Michael Chambers (Fax: (213) 236-0822), and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: (212) 520-0421);

          (b) if to the Company or any Guarantor, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to Mariner Energy, Inc., One Briar Lake Plaza, Suite 2000, 2000 West Sam Houston Parkway South, Houston, Texas 77042, Attention: General Counsel (Fax: (713) 954-3820), with a copy to Baker Botts LLP, One Shell Plaza, 910 Louisiana, Houston, Texas 77002, Attention: Kelly B. Rose (Fax: (713) 229-7996);
provided, however, that any notice to an Initial Purchaser pursuant to Section 8(c) shall be delivered or sent by hand delivery, mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex, overnight courier to Lehman Brothers Inc., which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc.
     15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of directors of the Initial Purchasers, officers of the Initial Purchasers and any person or persons controlling any Initial Purchaser within the meaning of Section 15 of the Act and (B) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company and the Guarantors, officers of the Company and the Guarantors and any person controlling the Company or the Guarantors within the meaning of Section 15 of the Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
     17. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.
     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

     19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
     20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Signature Page to Follow]

          If the foregoing correctly sets forth the agreement among the Company, the Guarantors, and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.
Very truly yours,

MARINER ENERGY, INC.

By:	/s/ Jesus G. Melendrez

	Name:	Jesus G. Melendrez
	Title:	Vice President—Corporate Development

MARINER ENERGY RESOURCES, INC.

By:	/s/ Jesus G. Melendrez

	Name:	Jesus G. Melendrez
	Title:	Vice President—Corporate Development

MARINER LP LLC

By:	Mariner Energy, Inc., its sole member

By:	/s/ Jesus G. Melendrez

	Name:	Jesus G. Melendrez
	Title:	Vice President—Corporate Development

MARINER ENERGY TEXAS LP

By:	Mariner Energy, Inc., its general partner

By:	/s/ Jesus G. Melendrez

	Name:	Jesus G. Melendrez
	Title:	Vice President—Corporate Development
[Purchase Agreement Signature Page]

Accepted:
LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
BNP PARIBAS SECURITIES CORP.
HARRIS NESBITT CORP.
RAYMOND JAMES & ASSOCIATES, INC.
WEDBUSH MORGAN SECURITIES INC.
By LEHMAN BROTHERS INC., as Authorized Representative

By:	/s/ David B. Andrews
Name: David B. Andrews
Title: Senior Vice President
[Purchase Agreement Signature Page]
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